                                        Confidential Treatment Requested
                                        Under 17 C.F.R. Sections
                                        200.80(b)(4), 200.83 and 230.406

                                        *** Indicates omitted material that
                                        is the subject of a confidential
                                        treatment request filed separately
                                        with the Commission.

This EARLY ACCESS PROGRAM AGREEMENT (this "Agreement") is entered into as of this 31st day of December, 1998 (the "Effective Date") by and between CELERA GENOMICS CORPORATION, a Delaware corporation ("Celera", as defined hereinbelow), having its principal place of business at 45 West Gude Drive, Rockville, Maryland 20850 and AMGEN INC. ("Amgen", as defined hereinbelow), a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799.

         WHEREAS, it is Celera's intent to undertake the sequencing of the DROSOPHILA and human genomes;

         WHEREAS, Celera has expended and will continue to expend significant resources and efforts to develop the Celera Database and Analysis Products and the Subscriber Information System, as hereinafter defined;

         WHEREAS, the Celera Database and Analysis Products and the Subscriber Information System represent highly valuable and confidential assets;

         WHEREAS, Amgen desires to obtain access to the Celera Database and Analysis Products and the Subscriber Information System as a part of Celera's Early Access Program, as hereinafter defined;

         WHEREAS, the objective in providing early access to the Celera Database and Analysis Products and the Subscriber Information System is to provide Amgen with the ability to analyze and discover information of potential interest to Amgen;

         WHEREAS, it is recognized by Amgen that the comprehensive nature of the content and analysis capabilities of the Celera Database and Analysis Products and the Subscriber Information System is contingent upon the generation, assimilation and annotation of DNA Sequence Information, as hereinafter defined, and associated product development and as such will develop over time;

         NOW, THEREFORE, the parties agree as follows:

                                 1.0 DEFINITIONS

For purposes of this Agreement, each capitalized term used shall have the meaning assigned to it in this Agreement.

1.1  "Amgen" shall mean Amgen Inc. and Amgen Affiliates.

1.2 "Amgen Affiliate" shall mean any corporation, firm, partnership or other legal entity which, directly or indirectly, controls, is controlled by, or is under common control with Amgen Inc. For purposes of this definition, control shall mean the direct or indirect ownership of more than eighty percent (80%) of
(i) the stock shares entitled to vote for the election of directors or (ii) ownership interest of any such corporation, firm, partnership or other legal entity.

1.3  "Amgen Information System" shall have the meaning set forth in Section
3.2.2.

1.4 "Amgen Know-How" shall mean all proprietary data, information, inventions, know-how, technology, trade secrets and the like including, but not limited to, each and every nucleotide sequence (e.g., each and every Secreted Protein Gene and Related Gene(s) thereof, and genes encoding cell surface proteins, cell membrane and/or intracellular proteins) whether as genomic DNA, cDNA, synthetic DNA, RNA or the like, including sense and antisense strands thereof, ribozyme containing any of the foregoing, vector containing any of the foregoing, gene therapy delivery system or control system containing any of the foregoing, host cell containing any of the foregoing, amino acid sequences encoded by any of the foregoing (e.g., peptides and proteins, including each and every protein encoded by a Secreted Protein Gene and Related Gene thereof and cell surface, cell membrane and/or intracellular proteins), antibody (e.g., antibodies which bind to any of the foregoing), formulations of any of the foregoing (e.g., gene therapy and protein pharmaceutical formulations), and process and use of any of the foregoing, whether patentable or not, which are identified, discovered, developed or invented during or after the Term of the Amgen Subscription in whole or part by Amgen using Celera resources including the Celera Database and Analysis Products and the Subscriber Information System, in accordance with the terms in Section 2.0.

1.5 "Amgen Server" shall mean a dedicated computer server designed for effective utilization of the Amgen Subscription, which is the dedicated server for the Subscriber Information System, as defined in Exhibit A.

1.6 "Amgen Subscription" shall mean the use of the Subscriber Information System and the Celera Database and Analysis Products for human and DROSOPHILA genomes governed by the terms of the Agreement.

1.7 "Amgen Subscription Log" shall mean the automated electronic record of Amgen's access and usage of the Celera Database and Analysis Products.

1.8 "Analysis Tools" shall mean all algorithms and software listed in Exhibit B, and all algorithms and software similar in function to those described in Exhibit B, and which are released as a product during the Term of the Amgen Subscription, and which are owned by or licensed to Celera with the right to sublicense.

1.9 "Annotation Information" shall mean information, derived from both internal and external sources by Celera, that is associated with DNA Sequence Information and External DNA Sequence Information, including but not limited to, [***].

1.10 "Celera" shall mean Celera Genomics Corporation and Celera Affiliates.

1.11 "Celera Affiliate" shall mean any corporation, firm, partnership or other legal entity which, directly or indirectly, is controlled by Celera Genomics Corporation. For purposes of this definition, control shall mean the direct or indirect ownership of more than fifty percent (50%) of (i) the stock shares entitled to vote for the election of directors or (ii) ownership interest of any such corporation, firm, partnership or other legal entity.

1.12 "Celera Database and Analysis Products" shall mean the DNA Sequence Information, External DNA Sequence Information, Annotation Information, Analysis Tools, or other resource(s) which are necessary or useful for analyzing or discovering information and which may be offered each as separate, distinct products, or may be combined as integrated products.

1.13 "Celera Discovery System" shall mean the informatics infrastructure and database internal to Celera which is the source of the contents for all Celera Database and Analysis Products.

1.14 "Celera Know-How" shall mean, other than Amgen Know-How, all proprietary data, information, inventions, know-how, technology, trade secrets and the like, including, but not limited to, each and every nucleotide sequence (e.g., each and every Secreted Protein Gene and Related Gene(s) thereof, and genes encoding cell surface proteins, cell membrane and/or intracellular proteins) whether as genomic DNA, cDNA, synthetic DNA, RNA or the like, including sense and antisense strands thereof, ribozyme containing any of the foregoing, vector containing any of the foregoing, gene therapy delivery system or control system containing any of the foregoing, host cell containing any of the foregoing, amino acid sequences encoded by any of the foregoing (e.g., peptides and proteins, including each and every protein encoded by a Secreted Protein Gene and Related Gene thereof and cell surface, cell membrane and/or intracellular proteins), antibody (e.g., antibodies which bind to any of the foregoing), formulations of any of the foregoing (e.g., gene therapy and protein pharmaceutical formulations), and process and use of any of the foregoing and Polymorphism Information, whether patentable or not, which are identified, discovered, developed, or invented in whole or part by Celera, independent of Amgen, using Celera resources including Celera Database and Analysis Products.

1.15 "Celera Patent Rights" shall mean each and every of the following intellectual property rights which are owned by Celera on or after the Effective Date, for which an Amgen employee or agent is not an inventor of any of the claimed subject matter and for which Celera possesses the right to grant exclusive licenses or sublicenses, in whole or part: (i) any and all patent applications, which claim Celera Know-How, filed or having legal force in any country within the world; (ii) those claims of any and all patents that have issued or in the future issue from the foregoing patent applications in Section 1.15(i), including utility, model and design patents and certificates of invention; and (iii) those claims of all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications in Section 1.15(i) and patents in Section 1.15(ii).

1.16 "Confidential Information" shall have the meaning as set forth in Section 7.0.

1.17 "Default" shall mean a Performance Default and/or Representation Default.

1.18 "Defaulting Party" shall have the meaning set forth in Section 9.2.1.

1.19 "DNA Sequence Information" shall mean the [***] human and DROSOPHILA nucleotide sequences from nucleotide templates sequenced through Celera's internal sequencing programs and released to the Celera Discovery System.

1.20 "Early Access Program" shall mean a program through which customers gain access to the Celera Database and Analysis Products for no less than the amount of the Subscription Fee specified in Section 5.1 and have the ability to provide input for consideration in the development of the Subscriber Information System and the Celera Database and Analysis Products.

1.21 "Early Access Program Forum" shall have the meaning set forth in Section
4.0.

1.22 "External DNA Sequence Information" shall mean the [***] human and DROSOPHILA nucleotide sequences and associated annotation that are obtained by Celera from external sources.

1.23 "First Extension Subscription Fee" shall have the meaning set forth in
Section 5.1.

1.24 "First Extension Term" shall have the meaning set forth in Section
2.3.1(b).

1.25 "Indemnitee" shall have the meaning set forth in Section 11.3

1.26 "Indemnitor" shall have the meaning set forth in Section 11.3.

1.27 "Initial Term" shall have the meaning set forth in Section 2.3.1(a).

1.28 "Non-Defaulting Party" shall have the meaning set forth in Section 9.2.1.

1.29 "Notice of Default" shall have the meaning set forth in Section 9.2.1.

1.30 "Performance Default" shall have the meaning set forth in Section 9.2.1.

1.31 "Phase I" shall mean the period prior to completion of sequencing and assembling the human genome as set forth in Section 3.1.1.

1.32 "Phase II" shall mean the period following completion of sequencing and assembling the human genome as set forth in Section 3.1.2.

1.33 "Polymorphism Information" shall mean the variations between haplotypes that occur in a nucleotide sequence and are contained in the Celera Discovery System, other than those publicly known variations between haplotypes.

1.34 "Representation Default" shall have the meaning set forth in Section 9.2.1.

1.35 "Secreted Protein Gene" shall mean each and every nucleotide sequence (e.g., genomic DNA, cDNA, synthetic DNA, RNA or the like, including sense and antisense strands thereof), encoding each protein that is [***].

1.36 "Subscriber Information System" or "System" shall mean the computer hardware configuration and requirements, the database structure and any other aspect of the system required for the utilization of the Celera Database and Analysis Products as further described in Exhibit A attached hereto.

1.37 "Subscription Fee" shall have the meaning set forth in Section 5.1.

1.38 "Term of the Amgen Subscription" shall mean the period from the Effective Date through the fifth anniversary thereof, and any extensions thereof pursuant to Sections 2.3.1 and 3.6. In the event the Term of the Amgen Subscription shall have been extended for a period of time under Section 3.6, the dates of any notice or payment due with respect to the Amgen Subscription will be extended for the same period of time as the period of time by which the Amgen Subscription shall have been extended.

1.39 "Third Party" shall mean any individual, partnership, joint venture, corporation, trust, estate, unincorporated organization, government or any department or agency thereof, or any other entity other than Amgen or Celera.

1.40 "Third Party Contractor" shall mean a Third Party contracted by Celera to conduct portions of the Amgen Subscription.

                         2.0 AMGEN SUBSCRIPTION: LICENSE

2.1 LICENSE GRANT: For good and valuable consideration, the receipt of which is hereby acknowledged, subject to the terms and conditions contained in this Agreement, Celera hereby grants to Amgen for the Term of the Amgen Subscription, a non-exclusive, non-transferable license, with no right to sublicense, to the Amgen Subscription for Amgen's internal research and development programs for the purpose of developing Amgen Know-How for the research, development and commercialization of products.

         2.1.1 The Amgen Subscription does not include any rights to any Polymorphism Information that may be contained in the Celera Database and Analysis Products. However, in the event Amgen analyzes DNA Sequence Information which contains a site on which Polymorphism Information resides, Amgen may conduct research and development on such DNA Sequence Information in accordance with Section 2.1, [***]. Such Polymorphism Information may be made available to Amgen and other customers in the future and shall be negotiated under a separate agreement, [***].

2.2 AUTHORIZED USE: Amgen shall have the right to use the Celera Database and Analysis Products and the Subscriber Information System for the purposes expressly permitted under this Agreement, including the licenses granted under
Section 2.1. Except as set forth in the preceding sentence or as otherwise agreed upon by Celera in writing,

Amgen shall not reproduce, adapt, prepare derivative works based upon, or distribute computer readable copies (by any means whatsoever whether now known or hereafter invented) of the Celera Database and Analysis Products or of the Subscriber Information System, including any portion of the Celera Database and Analysis Products or from any field of any database included therein, for any purpose other than for the purposes described herein. Amgen agrees that it shall restrict access to the Celera Database and Analysis Products and the Subscriber Information System only to Amgen and Amgen employees, consultants and contractors, solely to the extent required to accomplish the purpose of this Agreement subject to the provisions of Section 7.0.

2.3      AMGEN SUBSCRIPTION:

         2.3.1    TERM.

                  (a) Unless terminated earlier as provided herein, the Amgen Subscription shall extend and remain in full force from the Effective Date through the fifth anniversary thereof ("Initial Term"), unless extended in accordance with Section 2.3.1 (b) or 2.3.1 (c).

                  (b) Amgen shall provide Celera with notice within ninety
(90) days prior to the expiration of the Initial Term of Amgen's intent to extend the Initial Term and the parties have mutually agreed in writing to extend the Initial Term (which agreement shall not be unreasonably withheld), the Term of the Amgen Subscription shall be extended for an additional [***] period following the Initial Term under the terms and conditions set forth herein ("First Extension Term").

                  (c) If the parties so agree in writing at least ninety (90) days prior to the [***] of the Effective Date, the Term of the Amgen Subscription shall then be extended for [***], under the terms and conditions set forth herein.

         2.3.2 EFFECTS OF TERMINATION. Upon any termination or expiration of the Amgen Subscription:

                  (a) Termination or expiration shall not affect (i) Amgen's rights to continue using DNA Sequence Information or External DNA Sequence Information which is then being used in experiments conducted by Amgen prior to such termination in accordance with the terms of Section 2.0; (ii) Amgen's rights under Section 8.0, including its right, title and interest in and to the Amgen Know-How; or (iii) its obligations under Sections 8.1. and 2.1.1.

                  (b) Amgen shall cease use of the Subscriber Information System and the Celera Database and Analysis Products under its license under Section 2.0, provided however, that in the event of termination of the Amgen Subscription by reason of Default by Celera, Amgen shall have the right through any period for which it has paid the Subscription Fee to continue use of the Subscriber Information System and the Celera Database and Analysis Products in accordance with the license under Section 2.0.

                  (c) Amgen shall have the right to remove the Amgen Information System from the Amgen Server.

                  (d) In the event of termination of the Amgen Subscription by reason of Default by Amgen, Amgen shall, within thirty (30) days following written notice by Celera, pay to Celera a termination fee equal to the Subscription Fee plus the total fees for all prior and current extensions beyond the Initial Term under Sections 2.3.1(a), (b) and (c) less the total of all subscription fees for the Initial Term and all such prior and current extensions received by Celera as of the date of such notice.

2.4 ACCESS TO AMGEN SUBSCRIPTION LOG: Celera shall have the right to access and examine the Amgen Subscription Log (i) to review a performance monitor of the Amgen Server and (ii) upon Celera's reasonable suspicion of Amgen's unauthorized use under the Amgen Subscription, provided Amgen shall be present.

              3.0 AMGEN SUBSCRIPTION: DELIVERY MECHANISM, PLATFORM,
                   INSTALLATION, TRAINING AND CUSTOMER SUPPORT

3.1 PHASED DELIVERY: During the Term of the Amgen Subscription, Celera anticipates utilizing a phased delivery mechanism as described herein for the delivery of the Amgen Subscription, provided that with the consent of Amgen (which shall not be unreasonably withheld), Celera reserves the right to modify the delivery mechanism during Phase I; and further provided that modification of the delivery mechanism shall not otherwise alter Celera's obligations under this Agreement.

         3.1.1 PHASE I -- PRIOR TO HUMAN GENOME COMPLETION. The System configuration during Phase I of the sequencing of the human genome will require the [***]. The Amgen Server will receive data updates directly from the Celera Discovery System for the Celera Database and Analysis Products of the Amgen Subscription, in accordance with the terms of Section 3.3. The Analysis Tools provided as a part of the Amgen Subscription, and specified in Exhibit B, will reside on the Amgen Server. During Phase I, data queries and query results will be [***] Amgen (at Amgen's facilities in Thousand Oaks, California) via an on-line, secured, network line, or via another secure mechanism selected by mutual agreement. During Phase I, human and DROSOPHILA genome information that will be replicated from the Celera Discovery System to the Amgen

Server as part of the Amgen Subscription will consist of DNA Sequence Information. Such DNA Sequence Information shall be transferred with the associated quality values.

         3.1.2 PHASE II -- POST-HUMAN GENOME COMPLETION. Upon completion of the sequencing of the human genome, Amgen may, at its discretion and expense, modify the manner in which it accesses data from Celera as follows: the System configuration during Phase II [***]. DNA Sequence Information, Annotation Information and External DNA Sequence Information updates from the Celera Discovery System to the Amgen Server at Amgen's designated site will be conducted via an online, secure, network line, or via another secure mechanism selected by mutual agreement.

3.2      SYSTEM PROVISIONS:

         3.2.1 SYSTEM CONFIGURATION. The System consists of a predefined hardware infrastructure designed to meet the requirements necessary to facilitate the use of the Amgen Subscription. See Exhibit A for the hardware infrastructure configurations required to provide access to the Amgen Subscription. At its own expense, Celera shall be responsible for any maintenance of the System; provided however, that if a malfunction of the System shall be caused by Amgen, at Amgen's expense and with Amgen's prior approval Celera shall be responsible for any maintenance, upgrades, improvements or replacements of the System.

         3.2.2 AMGEN SYSTEM REQUIREMENTS. Any additional hardware, software and communications infrastructure, including information system resources and Amgen algorithms and analysis tools, not set forth in Exhibit A ("Amgen Information System") will be the financial responsibility of Amgen. In addition, any upgrades, improvements or replacements of the Amgen Information System will also be the financial responsibility of Amgen. Celera shall, at Amgen's expense, perform such upgrades, improvements or replacements on the Amgen Server that are requested by Amgen.

3.3 UPDATE FREQUENCY: All new information generated during and pertaining to the Amgen Subscription will be transferred to the Amgen Server on a regular basis beginning upon generation of such information by Celera. Updates will be regularly scheduled events that require all applications to be terminated and the Amgen Server to be shut down for such updates to occur. During Phase
I Celera shall use commercially reasonable efforts to transfer all generated
DNA Sequence Information from the Celera Discovery System to the Amgen Server promptly upon its being generated, but in no event less frequently than [***] after being generated. During Phase II, Celera shall use commercially reasonable efforts to transfer all generated DNA Sequence Information, Annotation Information and External DNA Information from the Celera Discovery System to the Amgen Server on a frequency of at least [***]. During Phase I and Phase II, Celera shall make all DNA Sequence Information available to Amgen not later than when Celera first makes such DNA Sequence Information, Annotation Information and External DNA Information available to a Third Party or available to Celera's internal gene discovery server. In the event Celera releases new Analysis Tools such Analysis Tools shall be made available to Amgen [***].

3.4 INSTALLATION: Not later than sixty (60) days after the Effective Date, Celera agrees to provide Amgen with access to the Subscriber Information System for the purpose of installing the Amgen Information System at a date and time mutually acceptable on a basis consistent with terms of this Agreement. The integration of the Amgen Information System into the Subscriber Information System and costs associated with such integration shall be the responsibility of Amgen.

3.5 TRAINING: Celera will provide Amgen with all necessary documentation and information for utilization of the Celera Database and Analysis Products and the Subscriber Information System provided under the Amgen Subscription. From time-to-time during the Term of the Amgen Subscription, Amgen may request Celera to train Amgen employees regarding the use of the Amgen Subscription. The specific topics of the training relating to use of the Amgen Subscription will be as requested by Amgen. The training will occur within fifteen (15) business days of a request by Amgen or as otherwise mutually agreed at a time mutually acceptable to the parties, provided, however, no training will be conducted prior to installation, pursuant to Section 3.4. The training will take place at Celera's facility in Rockville, MD or other location designated by Celera. Each party shall bear all out-of-pocket expenses of its own employees in connection with any training activities.

         3.5.1 INITIAL TERM. Amgen may designate [***] employees in groups of not less [***] employees to receive such training, provided however, that Amgen will not designate more [***] employees for training during the [***] years of the Amgen Subscription. Celera shall provide Amgen with [***] consecutive business days of training services per employee, if requested by Amgen.

         3.5.2 DURING FIRST EXTENSION TERM. In the event Amgen elects under
Section 2.3.1(b) to extend the Amgen Subscription through the period of the First Extension Term, Amgen may designate up to a total [***] to receive such training in [***]. Celera shall provide Amgen with up to [***] business days of training services per employee, if requested by Amgen.

         3.5.3 AFTER FIRST EXTENSION TERM. In the event Amgen elects under
Section 2.3.1(c) to further extend the Term of the Subscription beyond the period of the First Extension Term, Amgen may designate up to a total [***] to receive such training in a single training session. Celera shall provide Amgen with up to

[***] business days of training services per employee, if requested by Amgen.

         3.5.4 ADDITIONAL TRAINING. Additional days of training and/or participants may be negotiated separately.

3.6 CUSTOMER SUPPORT: Celera shall provide customer support services in connection with the Amgen Subscription as shall be reasonably requested by Amgen. Celera shall provide for telephone support between the hours of 8:00 A.M. to 6:00 P.M. Eastern Time, Monday through Friday, excluding Celera's standard holidays. As part of the customer support services provided under this Agreement, [***]. In the event of a malfunction of the Amgen Server, Celera agrees to use commercially reasonable efforts to correct the malfunction within twenty-four (24) hours after having notice thereof. Amgen shall cooperate and participate in the correction of such malfunction. If Celera shall be unable to correct the malfunction within such twenty-four
(24) hour period, Celera shall promptly contact Amgen and the parties will use good faith efforts to discuss reasonable alternatives until the malfunction shall be corrected. [***].

3.7 RESEARCHER CONTRACTS: Each employee or Third Party (e.g., consultant, collaborator or Third Party Contractor of Celera) conducting work related to the Amgen Subscription and having access to Amgen Confidential Information shall sign a non-disclosure agreement pursuant to which such person will agree to comply with all of Celera's obligations set forth herein, specifically including abiding by the obligations of confidentiality and non-use set forth in Section 7.0.

3.8 REPORTS: For each year of the Term of the Amgen Subscription, Celera shall provide Amgen, within ten (10) business days prior to the anniversary of the Effective Date, with an annual written report detailing Celera's activities with respect to the past year concerning Celera's performance of certain milestones set forth in Exhibit C during the Term of the Amgen Subscription while any such milestones remain outstanding.

                         4.0 EARLY ACCESS PROGRAM FORUM

Amgen will have the right and opportunity to participate in the Early Access Program Forum ("Forum"). This Forum will meet at least quarterly and will be attended by representatives from each of the customers of the Early Access Program and members of Celera's staff. The purpose of the Forum will be to exchange ideas on future Celera product enhancements and to communicate Celera's vision for the expected course of product development. Each customer shall bear all out-of-pocket expenses of its own representatives to attend the Early Access Program Forum. All disclosures made by Celera at any such Forum meetings shall be subject to the confidentiality provisions of Section 7.0.

                            5.0 SCHEDULE OF PAYMENTS

5.1 SUBSCRIPTION FEES: The subscription fee for the Amgen Subscription for the Initial Term shall be a total of [***] payable in accordance with the terms of Sections 5.2 and 5.4 below (the "Subscription Fee"). The subscription fee for the First Extension Term shall be the then-current fee for similar rights to use the Celera Database and Analysis Products [***] and such fee shall be payable in accordance with the terms of Sections 5.3.1 and
5.4 below (the "First Extension Subscription Fee"). Subscription fees for any subsequent extensions of the Amgen Subscription shall be in the amount and be payable in accordance with Section 5.3.2 below.

5.2 INITIAL TERM: [***]. Amgen shall pay Celera a payment [***] within thirty
(30) days of the Effective Date. Amgen will make payments [***] anniversaries of the Effective Date. On or before the [***] anniversary of the Effective Date, Amgen shall pay Celera a [***] payment in the amount of [***]. In the event the final payment set forth in Section 5.4 below shall have been accelerated in accordance with such Section 5.4 prior to the due date of the [***] payment, such [***] payment shall be [***].

5.3      EXTENSION OF THE AMGEN SUBSCRIPTION:

         5.3.1 Payments for the annual subscription shall be made annually in advance. In the event the Amgen Subscription shall be extended pursuant to
Section 2.3.1(b), Amgen will make a payment [***] of the First Extension Subscription Fee on or before each of [***] of the Effective Date.

         5.3.2 In the event the Amgen Subscription shall be further extended pursuant to Section 2.3.1(c), for [***] the Amgen Subscription shall be so extended, Amgen will make [***] to use the Celera Database and Analysis Products, in advance, of the commencement of [***], the Amgen Subscription shall be extended.

5.4 FINAL PAYMENT: Within thirty (30) days after receipt of the annual report for the final year of the Term of the Amgen Subscription in accordance with
Section 3.8, Amgen
shall make a [***]. In the event the annual report requirement under Section
3.8 shall be no longer required any such amounts deferred as a final payment will be accelerated and due upon delivery of the last such required annual report.

5.5 EFFECT OF MILESTONES ON PAYMENT TIMING: Payment of all fees hereunder will be non-refundable and payment of each annual subscription fee will be conditioned upon Celera's completion of certain milestones for the previous year set forth in Exhibit C attached hereto (such milestones will be considered complete upon the mutual agreement of the parties, and such agreement not to be unreasonably withheld). Payments deferred as a result of Celera's milestone performance will be cumulative and will be due and payable when the specific milestone shall have been achieved.

5.6 MODE OF PAYMENT: All payments under this Agreement will be made in U.S. dollars by deposit to the credit and account of Celera or its designated nominee in any commercial bank designated by Celera or in an alternative mutually agreed-upon manner.

5.7 FAILURE BY AMGEN TO MAKE TIMELY PAYMENT: In the event Celera shall not received payment by the prescribed due date, Celera shall notify Amgen in writing of such non-payment. In the event that a payment shall not have been made within thirty (30) days of receipt of such notice from Celera, Celera shall have the right to terminate access to the Amgen Server and the data and information contained therein in addition to any other remedies which may be available to Celera at law or equity until Amgen makes such payment. In the event that such payment shall not have been made within sixty (60) days of receipt of such notice, Amgen shall be considered to be in Default. Celera shall have the right to immediately terminate the Amgen Subscription upon such Default. Notwithstanding anything to the contrary in this Section 5.7, Amgen shall not be considered to be in Default if such payment shall be withheld in accordance with Section 9.2.2.

                                     [***]

                       7.0 CONFIDENTIALITY AND PUBLICATION

7.1 CONFIDENTIALITY: The parties acknowledge that during the course of this Agreement they may each receive from the other information which is proprietary and/or confidential and of commercial value to the disclosing party. For purposes of this Agreement, "Confidential Information" shall mean business information and technical information relating to the Amgen Subscription, Amgen Know-How, Amgen Information System, Celera Database and Analysis Products, Subscriber Information System, and Celera Know-How, belonging to the disclosing party, including, where appropriate and without limitation, any associated information, business, financial and scientific data, Annotation Information, DNA Sequence Information, invention disclosures, patent disclosures, patent applications, structures, models, techniques, processes, compositions, compounds, biological samples, and the like, and bioinformatics methods, hardware configurations and software in various stages of development or any software product (source code, object code or otherwise), including its audiovisual components (menus, screens, structure and organization) and any human or machine readable form of the program, and any writing or medium in which the program or information therein is stored, written or described, including, without limitation, diagrams, flow charts, designs, drawings, specifications, models, data, bug reports, and the like. Except to the extent expressly authorized by this Agreement, the parties agree that the receiving party shall keep confidential and shall not publish or otherwise disclose, and shall not use for any purpose (except those expressly permitted under this Agreement), any Confidential Information furnished to it by the other party pursuant to this Agreement, regardless of the medium on which it is provided, including know-how, except to the extent that it can be established by the receiving party by competent proof that such information:

        (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

        (b) was generally known to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

        (c) became generally available to the public or otherwise part of the public domain after its disclosure other than through no fault of the receiving party;

        (d) was subsequently lawfully disclosed to the receiving party by a Third Party who did not require the receiving party to hold it in confidence or limit its use, provided it was not obtained by such Third Party under an obligation of confidentiality directly or indirectly from the disclosing party; or

         (e) was independently discovered or developed by the receiving party without the use of the other party's Confidential Information, as can be documented by written records created at the time of such independent discovery or development.

Other than Confidential Information transferred via the Amgen Server, all Confidential Information, which if disclosed in a writing or embodied in a tangible item or product, will be marked "confidential" or, if disclosed orally, shall within a reasonable period, but in no event more than forty-five (45) days, following such disclosure be reduced to writing, marked "confidential" and delivered by the disclosing party to the receiving party. All such Celera Confidential Information shall be delivered by Celera to the General Counsel of Amgen.

7.2      PERMITTED DISCLOSURE:

         7.2.1 Notwithstanding the obligations of Section 7.1, Amgen may disclose Celera's Confidential Information to the extent such disclosure shall be reasonably necessary in (i) prosecuting patent applications and maintaining patents, subject to Section 8.0 below or (ii) filing and prosecuting or defending litigation or (iii) using Celera Technology in the development of products for human therapeutic and prophylactic applications (e.g. during development, regulatory, manufacturing and commercialization activities).

         7.2.2 Notwithstanding the obligations of Section 7.1, each party may disclose the other's Confidential Information in (i) establishing rights or enforcing obligations under this Agreement; or (ii) complying with applicable law, provided however, that in each case described herein if a party shall be required to make any disclosure of the other party's Confidential Information under this Section 7.2.2, it will give reasonable advance notice to the other party of such disclosure requirement; it will provide a copy of the proposed disclosure; and, at the request of the disclosing party, will use its reasonable best efforts in assisting the disclosing party to secure confidential treatment of such Confidential Information required to be disclosed, including to cooperate with the other to obtain a protective order of the other party's Confidential Information.

         7.2.3 Amgen Know-How shall be the Confidential Information of Amgen. Amgen may disclose, publish, or release Amgen Know-How without restriction, provided however, that Amgen will not incorporate Celera Confidential Information in such disclosure, publication or release.

7.3      PUBLICATION:

         7.3.1 Amgen may publish scientific results of its work within the scope of the licenses granted under this Agreement, provided however, that:

                  (a) any such publication by Amgen that would disclose Confidential Information of Celera not disclosable under Section 7.2, shall require the prior written consent of Celera, provided that Amgen shall have submitted to Celera thirty (30) days prior to submission for publication, a copy of such planned disclosure for Celera's comment and review. Celera may, at its discretion, remove the Confidential Information or approve such disclosure of Confidential Information prior to approving the publication. Amgen agrees that Celera may keep a copy of such disclosure for its records. Amgen further agrees that upon receiving notification by the publisher of the intent to release the publication, Amgen will advise Celera of such publication, the planned publication date, and furnish a final copy of the publication as it will appear in the disclosure. Following publication Celera shall be free to enter any and all sequence information and related information contained in the publication into any of Celera's databases, whether or not such sequence information was identified or made known to Amgen through the Amgen Subscription or Amgen's authorized use of the Amgen Subscription; and

                  (b) any such publications will include recognition of the contributions of Celera according to standard practice for assigning scientific credit, either through authorship or acknowledgment as may be appropriate.

         7.3.2 Celera shall disclose, publish or release DNA Sequence Information and Annotation Information only in accordance with the procedures set forth in Schedule 1.0.

7.4 THIRD PARTY DISCLOSURE: Amgen may disclose, copy or distribute Celera Confidential Information to its employees, contractors, directors and consultants, in the context of the disclosure of Amgen's own scientific results or the conduct of its work within the scope of the licenses granted herein, provided however, that any such disclosure by Amgen that would disclose Celera Confidential Information shall require that Amgen shall have obtained from such parties a written agreement regarding obligations of confidentiality and appropriate use restrictions comparable to and consistent with those set forth herein, and provided that such party shall not further disclose Celera Confidential Information other than to other Amgen employees, contractors, directors, and consultants who have a need-to-know and who are under like obligations of confidentiality.

7.5 RESTRICTED USE: Except as expressly set forth in this Agreement, this
Section 7.0 shall not be construed to allow Amgen, or any other person or entity to use, publish, disclose or re-distribute the Celera Database and Analysis Products and/or the Subscriber Information System or any portion of its contents, including, but not limited to, any DNA Sequence Information or portions of Annotation Information, or any Celera software or hardware configurations, at any time without the express written consent of Celera.

                            8.0 INTELLECTUAL PROPERTY

8.1      RIGHTS UNDER THE AMGEN SUBSCRIPTION:

         8.1.1 CELERA RIGHTS. With the exception of the rights expressly granted to Amgen under this Agreement, Celera retains all rights to the Subscriber Information System and the Celera Database and Analysis Products. Celera shall own all right, title and interest in and to Celera Know-How. To avoid doubt, with the exception of the rights expressly granted under this Agreement, Amgen, its employees, agents and consultants shall have no rights, claims or interests whatsoever (including but not limited to any intellectual property rights) with respect to Celera Know-How or products incorporating Celera Know-How.

         8.1.2    AMGEN RIGHTS.

                  (a) Amgen shall own all right title and interest in and to Amgen Know How. To avoid doubt, Celera, its employees, agents and consultants shall have no rights, claims or interests whatsoever (including but not limited to any intellectual property rights) with respect to Amgen Know-How or products incorporating Amgen Know-How. Other than with respect to Amgen Know-How the making, having made, using, selling, offering to sell, or importing of which would infringe one or more valid claims of an issued patent included within Celera Patent Rights, Amgen shall have the unrestricted, royalty-free right to make, have made, use, sell, offer to sell or import Amgen Know-How.

                  (b) Amgen shall assume responsibility for the application, prosecution and maintenance, and the defense and enforcement of patent applications and patents claiming any such Amgen Know-How, including all costs associated therewith. Amgen shall retain all right, title and interest in and to such patent applications and patents, with no obligation to Celera; provided however, that [***].

8.2 TRADE SECRET PROTECTION: If Celera chooses to protect any element of the Subscriber Information System as a trade secret, Amgen shall be given written notice. The written notice must clearly indicate to Amgen (i) what elements of the technology are protected by trade secret and (ii) by mutual agreement (which will not be unreasonably withheld), what explicit reasonable methods or means Amgen shall be expected to carry out in an effort to maintain such trade secret protection. Amgen must inform all employees, directors and consultants who may have access to such proprietary technology of both the status of the information as a trade secret and Amgen's obligation to maintain such status. It shall be however, Celera's obligation to periodically examine and review the status of the trade secret protection such that it may be properly maintained. Notwithstanding the above, designation of any aspect of the Subscriber Information System as a trade secret shall not alter any right granted hereunder to use such aspect.

8.3 COPYRIGHT PROTECTION: If Celera pursues copyright protection, Celera shall notify Amgen in writing. Celera shall indicate such product or document protection by marking it with (C). Celera grants Amgen a fully paid-up, irrevocable, non-exclusive, worldwide license to any such copyright protection.

                                 9.0 TERMINATION

9.1 TERMINATION OF AMGEN SUBSCRIPTION: The Amgen Subscription may be terminated by mutual written agreement of Amgen and Celera, effective as of the time specified in such written agreement.

9.2      DEFAULT:

         9.2.1 NOTICE OF DEFAULT. In the event any material representation or warranty made hereunder by either party ("Representation Default") shall have been untrue or upon any material breach or material default of a material obligation of this Agreement by the other party ("Performance Default"); the party not in Default ("non-Defaulting Party") must first give the other party ("Defaulting Party") written notice thereof ("Notice of Default"), which notice must state the nature of the untruthfulness, material breach or material default in reasonable detail and request the Defaulting Party cure such Default within one hundred twenty (120) days. If the Defaulting Party shall dispute the existence, extent or nature of any Default set forth in a Notice of Default, the parties shall use reasonable best efforts to resolve the dispute.

         9.2.2 DEFAULT BY CELERA. At its option, Amgen may terminate the Amgen Subscription in the event of (i) a Representation Default by Celera or (ii) a Performance Default by Celera shall not been cured within one hundred twenty
(120) days after receipt of a Notice of Default; or, if such Performance Default cannot be cured within such one hundred (120) day period, and Celera shall have failed to commence substantial remedial actions within such one hundred twenty
(120) day period and to diligently pursue the same. If Amgen terminates the Amgen Subscription under this Section 9.2.2, Amgen shall have no further obligation to pay future Subscription Fees including the deferred Subscription Fees under Section 5.5.

         9.2.3 DEFAULT BY AMGEN. At its option, Celera may terminate the Amgen Subscription in the event of (i) a Representation Default by Amgen, or (ii) except as set forth in Section 5.7, in the event a Performance Default by Amgen arising from a material breach or material default of Sections 2.0, 7.0, 8.2 or
12.2 with respect to the Amgen Subscription that shall not have been cured within one hundred twenty (120) days of receipt of a Notice of Default; or, if such Performance Default cannot be cured within such one hundred (120) day period, and Amgen shall have failed to commence substantial remedial actions within such one hundred twenty (120) day period and to diligently pursue the same.

9.3      BANKRUPTCY:

         9.3.1 A party may terminate the Amgen Subscription if, during the term of the Amgen Subscription, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

         9.3.2 All rights and licenses granted under or pursuant to this Agreement by Amgen or Celera are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that each party which is a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either party under the U.S. Bankruptcy Code, the party hereto which is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the party subject to such proceeding (or a trustee on behalf of the subject party) elects to continue to perform all of their obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the party subject to such proceeding upon written request therefor by the non-subject party.

9.4 CHANGE IN CONTROL OF CELERA: In the event Celera sells all or substantially all of its assets, shall be merged or otherwise consolidated with any other person or entity, or any person, group or entity which is in the business of developing, manufacturing and marketing pharmaceutical products and which acquires, directly or indirectly, in any transaction or series of transactions, fifty percent (50%) or more of the shares of capital stock entitled to vote for the election of directors, then Celera shall give Amgen written notice of such event not later than ten (10) days following such event. Amgen shall then have the right to terminate the Amgen Subscription and the obligation to pay any unaccrued Subscription Fee, by providing Celera with written notice not more than one hundred twenty (120) days following such event.

9.5 CONSEQUENCES OF TERMINATION: Upon termination of the Amgen Subscription under Section 5.7 or this Section 9.0, the following rights and obligations shall apply:

         9.5.1 The rights and obligations set forth in Section 2.3.2 shall survive in full force and effect.

         9.5.2 The following provisions, shall survive the date of termination of the Amgen Subscription for a period of ten (10) years: 7.0 (Confidentiality and Publication) excluding the terms and conditions of Schedule 1.0; 9.0 (Termination); 10.0 (Representations, Warranties, and Covenants); 11.0 (Indemnity) and 12.0 (General Provisions).

         9.5.3 The parties shall retain their respective ownership rights set forth in Section 8.1.

9.6 ACCRUED RIGHTS: Termination, relinquishment or expiration of the Amgen Subscription or of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration.

9.7 REMEDIES: The rights and remedies provided in this Section 9.0 shall not be exclusive and shall be in addition to any other rights and remedies available at law or in equity.

                 10.0 REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1     REPRESENTATIONS AND WARRANTIES:

         10.1.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other party on the Effective Date and throughout the term specified in Section 9.5.2, that:

                  (a) it is duly organized and validly existing and in good standing under the laws of the State of Delaware and it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

                  (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such party and the person executing this Agreement on behalf of each party has been duly authorized to do so by all requisite corporate actions.;

                  (c) the execution and delivery of this Agreement and the performance by such party of any of its obligations under this Agreement do not and will not (i) conflict with, or constitute a breach or violation of, any other contractual obligation to which it is a party, any judgment of any court or governmental body applicable to such party or its properties or, to such party's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such party or its properties, and
(ii) with respect to the execution and delivery of this Agreement, require any consent or approval of any governmental authority or other person;

                  (d) it shall comply with all applicable laws, regulations and guidelines in connection with that party's performance of its obligations and rights pursuant to this Agreement;

                  (e) it is aware of no action, suit or inquiry or investigation contemplated or instituted by any governmental agency which questions or threatens the validity of this Agreement; and

                  (f) this Agreement is legally binding upon its execution and enforceable in accordance with its terms.

         10.1.2 CELERA REPRESENTATIONS AND WARRANTIES. Celera further represents and warrants to Amgen on the Effective Date and throughout the term specified in
Section 9.5.2, that:

                  (a) Celera has all rights necessary to grant the rights and licenses contemplated herein or will have such rights by the installation date referenced in Section 3.4; and

                  (b) Celera has exercised commercially reasonable efforts in ensuring that the Exhibits are complete in all material respects as of the Effective Date and, in the event that any other items have not been included in the Exhibits as of the Effective Date, then Celera shall promptly provide those items and complete the respective Exhibits.

10.2 COVENANTS: Celera covenants to Amgen that Celera shall use commercially reasonable efforts to perform its obligations hereunder to accomplish the goals and objective to conduct the Amgen Subscription, including, without limitation, timely completion of the milestones in Exhibit C using no less than commonly accepted professional standards of workmanship.

10.3     DISCLAIMERS:

         (a) NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY CELERA THAT THE USE OF ANY INFORMATION, DATA OR OTHER MATERIALS PROVIDED HEREUNDER (OTHER THAN THE RIGHT TO USE THE CELERA DATABASE AND ANALYSIS PRODUCTS AND THE SUBSCRIBER INFORMATION SYSTEM AS AUTHORIZED HEREIN,) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF ANY THIRD PARTY. THE INFORMATION, DATA OR OTHER MATERIALS PROVIDED HEREUNDER, OTHER THAN THE RIGHT TO USE THE CELERA DATABASE AND ANALYSIS PRODUCTS AND THE SUBSCRIBER INFORMATION SYSTEM AS AUTHORIZED HEREIN, ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SUBJECT TO THE STANDARD OF CARE REQUIRED OF CELERA AS DESCRIBED IN
         SECTION 10.2, CELERA MAKES NO WARRANTY THAT THE CELERA DATABASE AND ANALYSIS PRODUCTS AND THE SUBSCRIBER INFORMATION SYSTEM DO NOT CONTAIN ERRORS.

         (b) NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE ARISING FROM SUCH PARTY'S ACTIVITIES UNDER THIS AGREEMENT.

                                 11.0 INDEMNITY

11.1 AMGEN INDEMNITY: Amgen shall indemnify, defend and hold Celera (including its officers, directors, employees and agents) harmless from and against all personal or property losses, liabilities, damages and expenses (including attorney's fees and costs) arising (i) out of the untruth or inaccuracy in any material respect of any representation or warranty or out of the breach or nonfulfillment of any material covenant or agreement of Amgen contained herein or contemplated hereby, or (ii) other than with respect to the breach or non-fulfillment of any material covenant or agreement of Amgen out of the gross negligence or intentional misconduct of Amgen in connection with the performance of Amgen of its obligations under this Agreement, or (iii) out of Amgen's use of Amgen Know-How including Amgen's use of the Celera Database and Analysis Products, except to the extent that such claim arises from Celera's gross negligence or willful misconduct. Amgen acknowledges and agrees that with respect to the nature of the Celera Database and Analysis Products, there may be no adequate remedy at law for any breach of Amgen's obligations under the confidentiality provisions of this Agreement, that any such breach may result in irreparable harm to Celera, and therefore, that upon any such breach, Celera shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law, including injunctive relief, specific performance or such other relief as Celera may request to enjoin or otherwise restrain any act prohibited hereby, as well as the recovery of all costs and expenses, including attorneys' fees incurred.

11.2 CELERA INDEMNITY: Celera shall indemnify, defend and hold Amgen (including its officers, directors, employees and agents) harmless from and against all personal or property losses, liabilities, damages and expenses (including attorneys' fees and costs) arising (i) out of the untruth or inaccuracy in any material respect of any representation or warranty or out of the breach or nonfulfillment of any material covenant or agreement of Celera contained herein or contemplated hereby or (ii) other than with respect to the breach or nonfulfillment of any material covenant or agreement of Celera out of the gross negligence or intentional misconduct of Celera in connection with the performance of its obligations under this Agreement. Celera acknowledges and agrees that with respect to the nature of the Celera Database and Analysis Products, there may be no adequate remedy at law for any breach of Celera's obligations under the confidentiality provisions of this Agreement, that any such breach may result in irreparable harm to Amgen, and therefore, that upon any such breach, Amgen shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law, including injunctive relief, specific performance or such other relief as Amgen may request to enjoin or otherwise restrain any act prohibited hereby, as well as the recovery of all costs and expenses, including attorneys' fees incurred.

11.3 PROCEDURE: A party (the "Indemnitee") that intends to claim indemnification under this Section 11.0 shall promptly notify the other party (the "Indemnitor") of any loss, liability, damage, expense, claim, demand, action or other proceeding in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 11.0 shall not apply to amounts paid in settlement of any loss, liability, damage, expense, claim, demand, action or other proceeding if such settlement shall be effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 11.0, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to the Indemnitee otherwise than under this Section
11.0. The Indemnitor may not settle the action or otherwise consent to an adverse judgment in action or other proceeding that materially diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. The Indemnitee under this Section 11.0, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

11.4 INSURANCE: Each party will maintain, through self-insurance or commercially placed insurance, adequate coverage for the indemnification obligations set forth herein.

                             12.0 GENERAL PROVISIONS

12.1 NO PARTNERSHIP: Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the parties. No party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

12.2 ASSIGNMENTS: Neither party shall assign any of its rights or obligations hereunder except: (i) as incident to the merger, consolidation, reorganization or acquisition of stock or assets or a similar transaction affecting all or substantially all of the assets or voting control of the assigning party; (ii) to any directly or indirectly wholly-owned subsidiary if the assigning party remains liable and responsible for the performance and observance of all of the subsidiary's duties and obligations hereunder; or (iii) with the consent of the other party, such consent not to be unreasonably withheld. This Agreement shall be binding, upon the successors and permitted assigns of the parties, and the name of a party appearing herein shall be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with the above shall be void.

12.3 FURTHER ACTIONS: Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.4 NO TRADEMARK RIGHTS: Except as otherwise provided herein or agreed to in advance in writing, no right, express or implied, is granted by this Agreement to use in any manner the names "Celera" or "Amgen", or any other trade name or trademark of Celera or Amgen or the names of any employees thereof, for any purpose.

12.5 PUBLIC ANNOUNCEMENTS: Except as may otherwise be required by law or regulation, neither party shall make any public announcement, directly or indirectly, concerning the existence or terms of this Agreement or the subject matter hereof without first submitting a copy of the proposed announcement to the other party for review and obtaining the approval of the other party. The other party shall have seven (7) business days or such other time as mutually agreed upon to consent to the publication of such announcement, such consent not to be unreasonably withheld. If either party shall be required by law or regulation to make a public announcement concerning the existence or terms of this Agreement, such party shall give reasonable prior advance notice of the proposed text of such announcement to the other party for its prior review and comment.

12.6 ENTIRE AGREEMENT OF THE PARTIES; AMENDMENTS: This Agreement, its Exhibits, Schedule and the Option and License Agreement executed on the same date herewith constitutes and contains the entire understanding and agreement of the parties and cancels and supersedes any and all prior negotiations, correspondence, representations, understandings and agreements, whether verbal or written, between the parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized representative of each of the parties. The failure or delay of either party in enforcing any of its rights under this Agreement shall not be deemed a continuing waiver or a modification by such party of such right.

12.7 SEVERABILITY: In the event any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or either of the parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the parties are still able to realize the principal benefits bargained for in this Agreement.

12.8 CAPTIONS: The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.9 GOVERNING LAW: This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, without reference to the conflicts of law principles thereof. The parties hereby acknowledge their diversity (Celera having its principal place of business in Maryland and Amgen having its principal place of business in California) and, if Celera brings suit under this Agreement such suit shall be brought in Federal District Court in Los Angeles, California, or the California state courts of general jurisdiction in Los Angeles, California (and the parties will submit to the jurisdiction thereof) and, if Amgen brings suit under this Agreement such suit shall be brought in the Federal District Court in Baltimore, Maryland, or the Maryland state courts of general jurisdiction in Baltimore, Maryland (and the parties will submit to the jurisdiction thereof).

12.10 NOTICES AND DELIVERIES: Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by commercial overnight courier, or transmitted by telex, telegram or telecopy (receipt verified) to the party to whom it is directed at its address shown below or such other address as such party shall have last given by notice to the other party. All notices shall be effective upon receipt.

If to Celera, addressed to:

         CELERA GENOMICS CORPORATION

         45 West Gude Drive
         Rockville, MD  20850
         Attn: Dr. Peter Barrett, Executive Vice President,
               Chief Business Officer
         cc: Legal Department

If to Amgen addressed to:

         AMGEN INC.

         One Amgen Center Drive
         Thousand Oaks, CA  91320-1799
         Attn: Dr. Lawrence Souza
         Executive Vice President, Research
         cc: Secretary and General Counsel

12.11 COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.12 FORCE MAJEURE: If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, shall be prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary shall be provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

12.13 EXHIBITS: All Exhibits referenced in and attached hereto are incorporated herein by reference. Other than with respect to the terms and conditions of
Schedule 1.0, in case of any discrepancies between terms incorporated from the Exhibits and the terms of the Sections herein, the terms of the Sections shall prevail. Any amendment to an Exhibit shall be approved in writing by a duly authorized representative of each party; amendments to the Exhibit will not affect any of the rights granted hereunder. Unless a procedure for amending an
Exhibit is specifically set forth in this Agreement, the Exhibits shall be amended promptly, as necessary, but in no event less than on a once per calendar quarter basis by Amgen and Celera.

12.14 DISPUTE RESOLUTION: Celera and Amgen shall deal with each other in good faith. The parties agree that in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the parties shall undertake good faith efforts to amicably resolve such dispute between themselves. In the event the parties shall be unable to resolve any such dispute, the matter shall be referred to the Chief Business Officer, or another designated representative of Celera, and to, the Executive Vice President, Research or another designated representative, of Amgen for further review and resolution.

12.15 AFFILIATE PERFORMANCE: To the extent that any Amgen Affiliate shall have access to any Celera Database and Analysis Products, and shall have the right to receive any other rights or benefits under this Agreement, or otherwise shall be obligated to perform any obligations under this Agreement, Amgen Inc. shall cause such Amgen Affiliate to perform in full, when due, all applicable obligations under this Agreement to the same extent as if such Amgen Affiliate were a party to this Agreement; provided, however, that nothing in this Section
12.16 shall expand the rights or benefits of Amgen Inc. or any Amgen Affiliates, or the obligations of Celera, beyond those otherwise expressly set forth in this Agreement. Amgen Inc. shall guaranty timely performance in full by such Amgen Affiliate of all such obligations. A breach by such Amgen Affiliate of any such obligation shall constitute a breach by Amgen Inc. of this Agreement and, if a material breach, shall entitle Celera to exercise its rights under Section 2.3.2 (Effects of Termination) and 9.0 (Termination) above, in addition to any other rights and remedies to which Celera may be entitled.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

CELERA GENOMICS CORPORATION            AMGEN INC.

By:                                    By:
   -------------------------------        -------------------------------
Name:                                  Name:  George A. Vandeman
     -----------------------------          -----------------------------
Title:                                 Title: Senior V.P., Corporate Development
      ----------------------------            General Counsel and Secretary



















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